CTS Corporation
Form 10-K 2004

EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-117826, 333-88448, 333-72146 and 333-90697) and the Registration Statement on Form S-8 (No. 333-116287) of CTS Corporation of our report dated March 3, 2005 relating to the financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 3, 2005